UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 24, 2009

NEPHROS, INC.
(Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation)

001-32288	13-3971809
(Commission File Number)	(IRS Employer ID Number)

41 Grand Avenue, River Edge, New Jersey	07661
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (201) 343-5202

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

As previously announced, on December 14, 2009, Nephros, Inc. entered into a Common Stock Purchase Agreement whereby we agreed to issue and Seaside 88, LP agreed to purchase 2,352,941 shares of our common stock, par value $0.001 per share.  The closing of the sale of stock was contingent upon our filed registration statement on Form S-1 (File No. 333-162781) being declared effective by the Securities and Exchange Commission, or SEC.

Nephros and Seaside voluntarily terminated the Common Stock Purchase Agreement on December 24, 2009 and we filed an amendment to the registration statement that day.  The SEC is reviewing our amended registration statement and has not yet declared it effective.

*   *   *   *   *

The registration statement filed with the SEC has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  Copies of the preliminary prospectus related to the securities may be obtained from us at 41 Grand Avenue, River Edge, New Jersey 07661, Attention: Ernest Elgin, CEO.  This report shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any such offer or solicitation or any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

	By:	/s/ Ernest A. Elgin
Dated: December 31, 2009		Ernest A. Elgin
Chief Executive Officer